UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): December 17, 2009

BRISTOL-MYERS SQUIBB COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1136	22-079-0350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 Park Avenue

New York, NY, 10154

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On December 17, 2009, the Board of Directors amended the Bylaws of the Registrant primarily to (i) reflect recent statutory developments regarding the setting of record dates and (ii) permit the Secretary and Treasurer of the Registrant to appoint Assistant Secretaries and Assistant Treasurers, respectively. The amendments are described below:

1.	Bylaw 50 was amended to track the language in Section 213 of the General Corporation Law of the State of Delaware to allow the Board of Directors to fix one date as the record date to determine the stockholders entitled to receive notice of a stockholder meeting and fix another later date on or before the date of the meeting as the record date to determine stockholders entitled to vote at the meeting. The amendment to Bylaw 50 necessitated corresponding amendments to Sections 7, 11 and 13 of the Bylaws.

2.	Bylaws 29, 38 and 39 were amended to permit each of the Treasurer and Secretary to appoint individuals to serve as Assistant Treasurers and Assistant Secretaries of the Company, respectively.

A copy of the revised Bylaws, effective December 17, 2009, is attached to this report as Exhibit 3.1.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Bylaws of the Registrant, effective as of December 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bristol-Myers Squibb Company

Dated: December 23, 2009	By:	/s/ SANDRA LEUNG
	Name:	Sandra Leung
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Bylaws of the Registrant, effective as of December 17, 2009.